Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-139127, 333-152951, 333-168787, 333-184823, 333-212907, 333-219129 and 333-219133) of Willdan Group, Inc. of our report dated July 28, 2017, relating to the consolidated financial statements of Integral Analytics, Inc. as of and for the year ended December 31, 2016.

/s/ Clark, Schaefer, Hackett & Co.
Clark, Schaefer, Hackett & Co., Certified Public Accountant

Cincinnati, Ohio
October 12, 2017

One East Fourth Street • Suite 1200 • Cincinnati, Ohio 45202 • Phone: (513) 241-3111 • Fax: (513) 241-1212 • www.cshco.com